Exhibit 99.1

Portsmouth Square, Inc. Announces FY2025 Results; Going-Concern Doubt Alleviated Following March 2025 Hotel Refinancing and Strong Operating Trends

Los Angeles, CA — October 09, 2025 Portsmouth Square, Inc. (“Portsmouth” or the “Company”) (OTC: PRSI) reported results for the fiscal year ended June 30, 2025 and announced that the substantial doubt about the Company’s ability to continue as a going concern has been alleviated following the March 28, 2025 hotel refinancing and improving operating performance.

FY2025 Highlights

●	- Going Concern: Alleviated based on the March 28, 2025 refinancing, current liquidity, and operating forecasts.
●	- Hotel revenue: $46,363,000 vs. $41,886,000 (FY2024) — 10.7% increase.
●	- Hotel operating expenses: $37,631,000 vs. $36,139,000 — 4.1% increase.
●	- Average occupancy: 92% vs. 82% — up 10 pts (12.2%).
●	- ADR: $218 vs. $217 — 0.5% increase.
●	- RevPAR: $200 vs. $177 — 13.0% increase.
●	- Renovation impact: The hotel’s comprehensive renovation was completed in June 2024; with no out-of-order rooms during FY2025, results benefited from full room availability throughout the year.
●	- Cash & equivalents (6/30): $11,722,000 vs. $4,775,000 — 145.5% increase.
●	- Net loss (GAAP): $(9,110,000) or $(12.41) per share vs. $(11,375,000) or $(15.49) per share — 19.9% improvement (smaller loss).
●	- Loss from marketable securities operations: $(146,000) vs. $(269,000) — 45.7% improvement (smaller loss).
●	- Hotel capital improvements: $2,252,000 (FY2024: $4,078,000) — -44.8% change.

Operating Notes

Occupancy represents rooms sold as a percentage of rooms available; ADR represents average room rate paid; RevPAR is ADR multiplied by occupancy.

David C. Gonzalez, President, said: “We executed well across hotel operations, delivering higher revenue (+10.7% YoY), stronger occupancy (92%, up 10 pts / +12.2%) and RevPAR ($200, +13.0% YoY), while maintaining rate discipline (ADR $218, +0.5% YoY). A special thank you to our executive team, led by our general manager, Chad Fife—your leadership and focus on guest experience set the tone for the entire property. I also want to thank every member of our hotel team—from front desk to housekeeping, engineering, security and Food & Beverage—for your dedication and hard work, which are directly reflected in our performance.”

John V. Winfield, Chairman and Chief Executive Officer, added: “We are encouraged by continuing signs of recovery in the City of San Francisco, which, alongside our ongoing property upgrades, positions the Hotel to compete effectively as conventions and business travel continue to normalize. With respect to marketable securities, our activity remained modest and we continue to emphasize liquidity.”

Reconciliation of Net Loss (GAAP) to EBITDA and Adjusted EBITDA (Non-GAAP) — Portsmouth Square, Inc. (in dollars)

	Year Ended June 30, 2025	Year Ended June 30, 2024
Net loss (GAAP)	$(9,110,000)	$(11,375,000)
Add: Income tax expense	$1,000	$1,000
Add: Interest expense (mortgage & related party)	$14,250,000	$11,776,000
Add: Depreciation and amortization	$3,534,000	$3,394,000
EBITDA (Non-GAAP)	$8,675,000	$3,796,000
Less: Gain on extinguishment of debt (waiver of mezzanine default interest; no principal forgiven)	$1,416,000	$0
Adjusted EBITDA (Non-GAAP)	$7,259,000	$3,796,000
YoY change — EBITDA / Adjusted EBITDA	+128.5% / +91.2%

Extinguishment detail: The FY2025 gain reflects the mezzanine lender’s waiver of accrued default interest only; no mezzanine principal was forgiven. Because this non-operating gain can distort period-to-period comparability, Adjusted EBITDA excludes this item.

Interest expense includes related-party interest payable to The InterGroup Corporation of $3,570,000 in FY2025 and $2,369,000 in FY2024. These amounts are INCLUDED in GAAP interest expense and in the EBITDA reconciliation above.

Non-GAAP Cautionary Statement: EBITDA is a non-GAAP financial measure defined by the Company as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA further excludes the gain (loss) on extinguishment of debt. These measures are supplemental and should not be considered in isolation or as a substitute for GAAP measures. The most directly comparable GAAP measure is net income (loss), which is presented with equal or greater prominence above. Reconciliations from GAAP to non-GAAP are provided in the table.

About

Portsmouth Square, Inc. (OTC: PRSI) owns the Hilton San Francisco Financial District, a 544-room full-service hotel with extensive meeting space, restaurant and lounge, and a five-level parking garage. The hotel operates under a franchise license with Hilton through 2030 and is managed by Aimbridge Hospitality. The Company is headquartered in Los Angeles, California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding liquidity, market recovery, operating trends, refinancing effects, and strategic initiatives. Forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors are discussed in Portsmouth’s Annual Report on Form 10-K for the year ended June 30, 2025. The Company undertakes no obligation to update forward-looking statements except as required by law.

Investor Contact

Portsmouth Square, Inc.

1516 S. Bundy Drive, Suite 200

Los Angeles, CA 90025

(310) 889-2500